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                                                                   EXHIBIT 10.37

                           DORAL FINANCIAL CORPORATION
                           1451 F.D. Roosevelt Avenue
                        San Juan, Puerto Rico 00920-2717

                                              As of February 24, 2004

Mr. David R. Levis
1159 F.D. Roosevelt Avenue
San Juan, Rico 00920

Dear Mr. Levis:

         We are pleased to detail herein below the provisions of your new employment agreement with Doral Financial Corporation ("DFC").

         1.       TERMS OF EMPLOYMENT

                  The term of this Agreement shall be for a period commencing retroactive to January 1, 2004 and ending on December 31, 2005, unless sooner terminated as herein provided. With respect of any period of service after December 31, 2003, this Agreement supersedes and cancels all prior employment, personal service or similar agreements between you and DFC and its subsidiaries, divisions and ventures.

         2.       POSITION AND RESPONSIBILITIES

                  You will serve as the President of the HF Mortgage Bankers Division of DFC. By your acceptance of this Agreement, you undertake to accept such employment and to devote your full time and attention to DFC, and to use your best efforts, ability and fidelity in the performance of the duties attaching to such employment. During the term of your employment hereunder, you shall not perform any services for any other company, which services conflict in any way with your obligations under the two preceding sentences of this Section 2, whether or not such company is competitive with the businesses of DFC, provided, however, that nothing in this Agreement shall preclude you from devoting reasonable periods required for

                           (i)      serving as a director or member of a
committee of any organization involving no conflict or potential conflict of interest with the interests of DFC;

                           (ii)     delivering lectures, fulfilling speaking
engagements, teaching at educational institutions;

                           (iii)    engaging in charitable and community
activities; and

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Mr. David R. Levis
As of February 24, 2004
Page 2

                           (iv)     managing your personal and family
investments, provided that such activities do not interfere with the regular performance of your duties and responsibilities under this Agreement.

                  You shall, at all times during the term hereof, be subject to the supervision and direction of the Chairman of the Board and Chief Executive Officer and the President of DFC with respect to your duties, responsibilities and the exercise of your powers.

         3.       COMPENSATION

                  (a) During the term of this Agreement you shall receive an annual salary of $475,000 annually, payable no less often than monthly in accordance with corporate policy.

                  (b) You shall be entitled to receive stock options to acquire 75,000 shares of DFC's Common Stock subject to the terms and conditions of DFC's 1997 Employee Stock Option Plan.

                  (c) You shall be entitled to participate in the other benefit plans of DFC upon the terms and conditions on which such benefits are made available to other officers of DFC. Nothing herein shall obligate DFC to continue any existing benefit plan or to establish any replacement benefit plan.

                  (d) You shall be entitled to reimbursement for reasonable travel and entertainment expenses incurred in connection with the rendering of your services hereunder in compliance with DFC policy. Nothing contained herein shall authorize you to make any political contributions, including but not limited to payments for dinners and advertising in any political party program or any other payment to any person which might be deemed a bribe, kickback or otherwise and improper payment under corporate policy or practice and no portion of the compensation payable hereunder is for any such purpose.

                  (e) Payments under this Agreement shall be subject to reduction by the amount of any applicable federal, Commonwealth, state or municipal income, withholding, social security, state disability insurance, or similar or other taxes or other items which may be required or authorized to be deducted by law or custom.

                  (f) No additional compensation shall be due to you for services performed or offices held in any subsidiary, division, affiliate, or venture of DFC.

         4.       MISCELLANEOUS PROVISIONS RELATING TO THE BONUS AND OTHER
                  MATTERS

                  (a) Your acceptance of this Agreement will confirm that you understand and agree that the granting of the stock options referred in Section 3(b), and any action thereunder, does not involve any statement or representation of any kind by DFC as to its business, affairs, earnings or assets, or as to the tax status of the stock options or the tax consequences of any

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Mr. David R. Levis
As of February 24, 2004
Page 3

payment or exercise thereof, or otherwise. You further agree that any action at any time taken by or on behalf of DFC or by its directors or any committee thereof, which might or shall at any time adversely affect you or the value of your stock options, may be freely taken notwithstanding any such adverse effect without your being thereby or otherwise entitled to any right or claim against DFC or any other person or party by reason thereof.

                  (b) If and when questions arise from time to time as to the intent, meaning or application of any one or more of the provisions hereof such questions will be decided by the Compensation Committee of the Board of Directors of DFC or any other Committee appointed to consider such matters, or, in the event DFC is merged into or consolidated with any other corporation, by the Board of Directors (or a Committee appointed by it) of the surviving or resulting corporation, and the decision of such Board of Directors or Committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and proper interpretation of any provision hereof or thereof, whatever the effect of such a decision may be, beneficial or adverse, upon the incentive compensation, shall be conclusive and binding.

         5.       RESTRICTIONS ON COMPETITION

                  During the term of this Agreement and for a period of one year after you cease to be an employee of DFC or an affiliate of DFC, you will not, without the prior written consent of DFC, (a) accept employment or render service to any person, firm or corporation, directly or indirectly, in competition with DFC, or any affiliate thereof for any purpose which would be competitive with the business of DFC and its affiliates within the Commonwealth of Puerto Rico or any other geographic area in which DFC or any affiliate of DFC by which you were employed, conducted operations (the "Restricted Area") or any business as to which studies or preparations relating to the entry into which were made by DFC or any affiliate of DFC by which you were employed within one year prior thereto (collectively, the "Restricted Businesses") or (b) directly or indirectly, enter into or in any manner take part in or lend your name, counsel or assistance to any venture, enterprise, business or endeavor, whether as proprietor, principal, investor, partner, director, officer, employee, consultant, adviser, agent, independent contractor or in any other capacity whatsoever for any purpose which would be competitive with the Restricted Businesses in the Restricted Area. An investment not exceeding 5% of the outstanding stock in any corporation regularly traded on any national securities exchange or in the over-the-counter market shall not be deemed to violate this provision, provided that you shall not render any services for such corporation.

         6.       TERMINATION OF EMPLOYMENT

                  (c) Your employment hereunder may be terminated for dishonesty, death, incapacity, or inability to perform the duties of your employment on a daily basis, resulting from physical or mental disability caused by illness, accident or otherwise or refusal to perform the duties and responsibilities of you employment hereunder, or breach of fidelity to DFC.

                  (d) At any time following a "Change in Control" of DFC, this Agreement may be terminated by DFC or you on 30 days' written notice to you or DFC, as the case may be, such

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Mr. David R. Levis
As of February 24, 2004
Page 4

termination to be effective as of the end of the calendar year during which such notice is given. As used herein, a "Change in Control" shall be deemed to have occurred at such time as (i) any person or group becomes the beneficial owner of more than 50% of the voting power of DFC's voting stock, or (ii) DFC consolidates with or merges into any other corporation or conveys or otherwise disposes of all or substantially all of its assets to any person.

                  (e) If at any time you shall voluntarily terminate your employment, then this Agreement, except for Section 5 hereof, shall terminate and all further obligations of DFC hereunder shall cease, provided that in any termination pursuant to subsection (b) of this Section 6 you shall be entitled to receive all compensation due to pursuant to Section 3 hereof for the calendar year in which such date of termination occurs.

                  You agree that this Section 6 shall create no additional rights in you to direct the operations of DFC.

         7.       WAIVERS AND MODIFICATIONS

                  No waiver by either party of any breach by the other of any provisions hereof shall be deemed to be a waiver of any later or other breach thereof, or as a waiver of any such or other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         8.       SEVERABILITY

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void and unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision found void or unenforceable in part only, shall continue in full force and effect.

         9.       ARBITRATION

                  Any dispute arising under this Agreement shall be submitted to arbitration in San Juan, Puerto Rico under the rules of the American Arbitration Association.

         10.      NOTICES

                  Any notice or communication required or permitted to be given hereunder shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the address of the intended recipient as herein set forth or to such other address as a party may theretofore have specified in writing to the other by delivering or mailing in a similar

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Mr. David R. Levis
As of February 24, 2004
Page 5

manner. Any notice or communication intended for DFC shall be addressed to the attention of the Chairman of the Compensation Committee of DFC's Board of Directors.

         11.      GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico.

         12.      MISCELLANEOUS

                  This Agreement shall be binding upon the successors and assigns of DFC. This Agreement is personal to you, and you therefore may not assign your duties under this Agreement. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or to affect the meaning hereof.

                  If the foregoing terms and conditions correctly embody your mutual understanding with DFC, kindly endorse your acceptance and agreement therewith in the space below provided, whereupon this shall become a binding agreement.

                                              Very truly yours,

                                              DORAL FINANCIAL CORPORATION

                                              By:  /s/ Zoila Levis
                                                --------------------------------
                                              Name:  Zoila Levis
                                              Title: President and
                                                     Chief Operating Officer

Accepted and Agreed to as of the
date first above set forth:

       /s/ David R. Levis
--------------------------------
         David R. Levis